UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 24, 2008

JONES APPAREL GROUP, INC.
(Exact Name of registrant as specified in its charter)

Pennsylvania	1-10746	06-0935166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1411 Broadway New York, New York 10018
(Address of principal executive offices)

(212) 642-3860
(Registrant's telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.         Termination of a Material Definitive Agreement.

Concurrently and in connection with the execution of the Amended and Restated Five-Year Credit Agreement described in Item 2.03 below, Jones Apparel Group USA, Inc. (“Jones USA”), a wholly owned indirect subsidiary of Jones Apparel Group, Inc. (“Jones”), issued a notice terminating the entire revolving credit commitment under the $500 million Amended and Restated Credit Agreement, dated as of June 15, 2004, as amended and restated as of June 6, 2008 (the “2004 Credit Agreement”), among Jones USA, Jones, Jones Apparel Group Holdings, Inc. (“Jones Holdings”), Nine West Footwear Corporation (“Nine West”), and Jones Retail Corporation (“Jones Retail”), the lending institutions party thereto, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Joint Bookrunners, Wachovia Bank, National Association, as Administrative Agent for such lenders, Citibank, N.A. and JPMorgan Chase Bank, N.A., as Syndication Agents for such lenders, and Bank of America, N.A., Barclays Bank PLC and SunTrust Bank as Documentation Agents.  The termination will be effective as of December 31, 2008.

The 2004 Credit Agreement provided for a revolving credit facility of up to $500 million, the entire amount of which was available for advances and the issuance of trade and standby letters of credit. It would have matured on June 15, 2009, at which time all outstanding amounts and letters of credit thereunder would have been due and payable.  No penalties resulted from the early termination.

Jones USA, Jones, Jones Holdings, Nine West, Jones Retail, and certain of the lenders and agents that were party to the 2004 Credit Agreement are parties to the Amended and Restated Five-Year Credit Agreement.

Item 2.03.         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 24, 2008, Jones executed an Amended and Restated Five-Year Credit Agreement, dated as of January 5, 2009 (the “Restated 2005 Credit Agreement”), among Jones USA, Jones, Jones Holdings, Nine West, and Jones Retail (collectively, the “Additional Obligors” and, together with Jones USA, the “Credit Parties”), the lending institutions party thereto (the “Lenders”), J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Bookrunners, Wachovia Bank, National Association, as Administrative Agent for the Lenders (the “Administrative Agent”), JPMorgan Chase Bank, N.A. and Citibank, N.A., as Syndication Agents for the Lenders, and Bank of America, N.A., Barclays Bank PLC and SunTrust Bank as Documentation Agents.

Upon the fulfillment or waiver of specified conditions (including termination of the 2004 Credit Agreement, execution of security agreements, and provision of customary opinions and certificates), effective as of January 5, 2009 the Restated 2005 Credit Agreement will amend and restate the $750 million Five-Year Credit Agreement, dated as of May 16, 2005, as amended and restated as of June 6, 2008 (the “Original 2005 Credit Agreement”), among Jones USA, the Additional Obligors, the lending institutions party thereto, and Wachovia Bank, National Association, as Administrative Agent for such lenders.

The Restated 2005 Credit Agreement provides for a revolving credit facility of up to $600 million, the size of which may not be increased. Up to $450 million of the revolving credit facilities under the Restated 2005 Credit Agreement is available for the issuance of trade and standby letters of credit. Advances are limited to the lesser of (a) $400 million minus amounts owing to Lenders or the Administrative Agent under the Additional Secured Agreements (as defined below) and (b) the maximum amount of obligations permitted to be secured pursuant to the Indenture dated as of November 22, 2004 (the “Indenture”) among Jones and the Additional Obligors, as issuers, and U.S. Bank National Association, as trustee, without any requirement to equally and ratably secure any securities issued pursuant to the Indenture. The proceeds of borrowings can be used to refinance existing indebtedness, to fund working capital and for general corporate purposes, including acquisitions. Borrowing spreads and fees for letters of credit are based on fixed spreads above LIBOR and other available interest rates. The Restated 2005 Credit Agreement will mature on May 16, 2010, at which time all outstanding amounts and letters of credit thereunder will be due and payable.

Borrowings under the Restated 2005 Credit Agreement and obligations under the Additional Secured Agreements are secured by inventory and receivables of Jones USA and certain affiliates of Jones USA, as well as the proceeds of such inventory and receivables, but only to the extent that the grant of that security would not require the securities issued under the Indenture to be equally and ratably secured by that collateral.  “Additional Secured Agreements” means (A) hedging agreements, (B) treasury management services agreements, (C) open account agreements, (D) letters of credit and (E) other funded loans.

The Restated 2005 Credit Agreement reduces the facility size of, increases the fees and interest rates under, modifies the covenants under, and provides collateral for borrowings under, the Original 2005 Credit Agreement.  Otherwise, it is substantially similar to the Original 2005 Credit Agreement, which it replaces. The Restated 2005 Credit Agreement contains representations, warranties and covenants customary for financings of this type including, without limitation, covenants requiring maintenance of a minimum Interest Coverage Ratio, a maximum Covenant Debt to EBITDA Ratio and a minimum Asset Coverage Ratio (each as defined in the Restated 2005 Credit Agreement), and covenants limiting the Credit Parties’ ability to (1) incur debt and guaranty obligations, (2) incur liens, (3) make loans, advances, investments and acquisitions, (4) merge or liquidate, (5) sell or transfer assets, (6) pay dividends, repurchase shares, or make distributions to stockholders, (7) engage in transactions with affiliates and (8) make capital expenditures.

Events of Default under the Restated 2005 Credit Agreement (subject to customary grace periods and cure rights) are also customary for financings of this type and include, but are not limited to, (i) failure to pay interest, principal or fees when due; (ii) material breach of representations or warranties, (iii) covenant default, (iv) cross-default to other debt in excess of an agreed amount, (v) a change in control, (vi) insolvency or bankruptcy, (vii) customary defaults under the Employee Retirement Income Security Act of 1974, and (viii) monetary judgment default in excess of an agreed amount. If an Event of Default occurs, the Administrative Agent may terminate the Restated 2005 Credit Agreement and declare the loans then outstanding, together with all other amounts owed to the Lenders and the Administrative Agent under the Restated 2005 Credit Agreement, to be immediately due and payable. All of the Additional Obligors are jointly and severally liable with Jones USA for all obligations of Jones USA under the Restated 2005 Credit Agreement.

The description above is a summary and is qualified in its entirety by the Restated 2005 Credit Agreement, which is filed as an annex to an exhibit to this report and incorporated herein by reference. Capitalized terms not defined in this report shall have their respective meanings as set forth in the Restated 2005 Credit Agreement.

Item 9.01.         Financial Statements and Exhibits.

Exhibit No.	Description
10.1
Amendment No. 3 dated as of January 5, 2009 to the Amended and Restated Five-Year Credit Agreement dated as of May 16, 2005 by and among Jones Apparel Group USA, Inc., the Additional Obligors referred to therein, the Lenders referred to therein and Wachovia Bank, National Association, as agent for the Lenders.

10.2	Security Agreement dated as of January 5, 2009 by and among Jones Apparel Group USA, Inc., the other Grantors referred to therein and Wachovia Bank, National Association, as Administrative Agent.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES APPAREL GROUP, INC.
(Registrant)
By:	/s/ John T. McClain
Name John T. McClain
Title Chief Financial Officer

 Date:  December 24, 2008

Exhibit Index

Exhibit No.	Description
10.1
Amendment No. 3 dated as of January 5, 2009 to the Amended and Restated Five-Year Credit Agreement dated as of May 16, 2005 by and among Jones Apparel Group USA, Inc., the Additional Obligors referred to therein, the Lenders referred to therein and Wachovia Bank, National Association, as agent for the Lenders.

10.2	Security Agreement dated as of January 5, 2009 by and among Jones Apparel Group USA, Inc., the other Grantors referred to therein and Wachovia Bank, National Association, as Administrative Agent.

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